Independent Auditors' Consent







We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, and 33-48297 of American Medical Alert Corp. on Form S-8 of our report dated February 23, 1996 appearing in this Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1995.








MARGOLIN, WINER & EVENS LLP


Garden City, New York
March 27, 1996